SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                   FORM 8-K

                                Current Report
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                               November 8, 1996
                      (Date of earliest event reported)

                         CORNERSTONE PROPERTIES INC.
            (Exact name of registrant as specified in its charter)


            Nevada                  0-10421            74-2170858
(State or other jurisdiction of   (Commission       (I.R.S. Employer
        incorporation)           File Number)      Identification No.)

                                   Tower 56
                             126 East 56th Street
                              New York, NY 10022
                   (Address of principal executive offices)


                                (212) 605-7100
                       (Registrant's telephone number,
                             including area code)





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Item 2.       Acquisition or Disposition of Assets.

     On November 8, 1996, through a merger of subsidiaries, the Company issued $66,500,000 of 8% Cumulative Convertible Preferred Stock Series A to Hexalon Real Estate, Inc. ("Hexalon") in a transaction exempt from registration under
Section 4(2) of the Securities Act of 1933. The result of the transaction is that the Company acquired $40,000,000 cash and the Frick Building located in Pittsburgh, Pennsylvania. The Frick Building is a twenty story, Class A landmark building, containing 341,421 square feet of rentable area. Hexalon, a large real estate investment trust, took the preferred shares (which are legended) for investment. The preferred shares are convertible into the Company's Common Stock at a conversion price of $14.50 per share, subject to antidilution provisions.

     Also on November 8, 1996, the Company acquired One Lincoln Centre, located in Oakbrook Terrace, Illinois for a purchase price of approximately $49,950,000. One Lincoln Centre is a Class A, sixteen story office building with 297,330 square feet of rentable area and a 1,056 stall, five level parking garage. Cornerstone used the proceeds from the Preferred Stock placement discussed above and general corporate funds to finance the purchase of One Lincoln Centre.


Item 5.       Other Events

     On November 22, 1996 the Company issued $100,000,000 of 8% Cumulative Convertible Preferred Stock to New York State Teachers' Retirement System in a transaction exempt from registration under Section 4(2) of the Securities Act of 1933. The preferred shares are convertible into the Company's Common Stock at a conversion price of $14.50 per share subject to antidilution provisions.


Item 7.       Financial Statements and Exhibits.

           (a) and (b)  Financial Statements of Property Acquired and Pro
                        Forma Financial Information

      It is impracticable to provide the required financial statements and pro forma financial information relating to The Frick Building and One Lincoln Centre at this time. The required material will be filed as an amendment to this Form 8-K as soon as practicable, but no later than 60 days after the date hereof.

           (c)          Exhibits

           2.1 AGREEMENT AND PLAN OF MERGER, dated as of November 7, 1996, among Cornerstone Properties Inc., CStone-Pittsburgh Trust, Frick Building, Inc., and Hexalon Real Estate, Inc.

           2.2 PREFERRED STOCK PURCHASE AGREEMENT, dated as of November 22, 1996, between CORNERSTONE PROPERTIES INC., and the NEW YORK STATE TEACHERS' RETIREMENT SYSTEM.

           4.1  CERTIFICATE OF DESIGNATIONS OF THE VOTING POWERS,
                DESIGNATION, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS AND QUALIFICATIONS, LIMITATIONS AND RESTRICTIONS OF THE 8% CUMULATIVE CONVERTIBLE PREFERRED STOCK OF CORNERSTONE PROPERTIES INC.

           4.2 CERTIFICATE OF THE DESIGNATIONS, VOTING POWERS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL AND OTHER SPECIAL RIGHTS AND QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF 8% CUMULATIVE CONVERTIBLE PREFERRED STOCK, SERIES A OF CORNERSTONE PROPERTIES INC.

           20.1 STOCKHOLDERS' AGREEMENT, dated as of November 22, 1996, by and among CORNERSTONE PROPERTIES INC., the NEW YORK STATE TEACHERS' RETIREMENT SYSTEM together with any other the purchasers of 8% Preferred Stock.

           20.2 STOCKHOLDERS' AGREEMENT, dated as of November 7, 1996, by and between CORNERSTONE PROPERTIES INC., and HEXALON REAL ESTATE, INC., and together with any other purchaser(s) of 8% Preferred Stock Series A.

           99.1 News release by Cornerstone Properties Inc. dated November 22, 1996.



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                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                           CORNERSTONE PROPERTIES INC.
                              (Registrant)


                       By:  /s/ John S. Moody
                            John S. Moody, President and Chief Executive Officer

                             Date: December 12, 1996




                       By: /s/ Thomas P. Loftus
                               Thomas P. Loftus, Vice President and Controller (Principal Financial Officer)

                             Date: December 12, 1996